Exhibit 10.1

AMENDMENT TO EACH OF
AMENDED AND RESTATED 1991 INCENTIVE STOCK
OPTION PLAN OF NYFIX, INC.; JAVELIN
TECHNOLOGIES INC. 1999 STOCK OPTION/STOCK
ISSUANCE PLAN; AND NYFIX, INC. 2001 STOCK
OPTION PLAN

On May 15, 2007, the Board of Directors of NYFIX, Inc. amended each of the above-referenced Plans by approving (1) extending them to apply to exercises of options granted under any equity plan where the payment for and delivery of shares will be completed after December 31, 2006 and (2) modifying them to require that any exercise of options be completed no later than the earlier of (i) the last day of the 30-day period following the date the Company is current in filing its periodic reports with the Securities and Exchange Commission and its S-8 Registration Statement covering shares issuable under such options is again effective and (ii) the tenth anniversary of the grant date of such option, or, in the case of options issued under the 1991 Incentive Stock Option Plan to an employee who terminated employment prior to the tenth anniversary of the grant date, 90 days after such termination of employment.